UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 14, 2003


                            CCC GlobalCom Corporation
             (Exact name of registrant as specified in its chapter)

         Nevada                      033-303365-C                36-369936
         ------                      ------------                ---------
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)

 1250 Wood Branch Park Drive, Houston, Tx                         77079-1212
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(Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code 281-529-4600
        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure.

        Clifford J. Bottoms has resigned as the Chief Financial Officer and as a Director of the Company effective March 14, 2003. Mr. Bottoms has left the company to seek other opportunities. Mario Hernandez, Controller, will be the head of the Finance Department for the Company.

Item 6. Resignations of Registrant's Directors.

        Mr. Clifford J. Bottoms has resigned from the Company's Board in conjunction with his resignation as Chief Financial Officer. In addition, Mr. Gary Owens and Mr. Michael Walsh have resigned from the Company's Board due to time limitations.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. CCC GlobalCom Corporation (Registrant)


Date  April 1, 2003                      /s/ Paul E. Licata
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                                             Paul E. Licata